CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) of

i.

our reports dated February 28, 2020 relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund and Invesco Oppenheimer Rochester® Municipals Fund’s Annual Reports on Forms N-CSR for the year ended December 31, 2019;

ii.

our reports dated April 27, 2020 relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund and Invesco Oppenheimer Rochester® Municipals Fund’s Annual Reports on Forms N-CSR for the two months ended February 29, 2020.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statements.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2020